UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, 31st Floor New York, New York 10036
(Address of principal executive offices) (Zip Code)

(212) 257-4062
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

2012 Non-Employee Director Compensation

On June 20, 2013, Bonds.com Group, Inc. (the “Company”) granted certain of its non-employee directors non-qualified stock options to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), pursuant to the Company’s 2011 Equity Plan.  The non-qualified stock options are exercisable for an aggregate of 84,234 shares of Common Stock and were granted to each of the following non-employee directors (or their affiliate) in the amount set forth next to his or her name:

Edwin Knetzger	16,071
Eugene Lockhart	11,176
Michel Daher	11,176
Patricia Kemp	15,794
Michael Gooch	10,806
Henri Chaoul	16,625
Marc Daher	2,586

At the request of Mr. Gooch, the Company issued his non-qualified stock options to his affiliate, GFI Net Inc. The options were issued to the non-employee directors (or their affiliate) in lieu of cash compensation otherwise required to be paid to them for their services on the Company's Board of Directors and its committees in 2012 under the Company's previously adopted non-employee director compensation plan. The non-qualified stock options granted to such non-employee directors have an exercise price of $8.35 per share, which is the most recent closing price as of the date of the grant as reported on the OTCQB Marketplace. Additionally, the non-qualified stock options were fully vested on the date of grant and expire on the seventh anniversary of the date of grant.

The issuance of the non-qualified stock options was made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, based on the nature of the offering and other factors.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Certain Outstanding Option Awards

On June 20, 2013, the Company's Board of Directors determined that the previously issued employee stock options no longer served their original purpose of providing incentives to employees because the exercise prices for such options were well in excess of the current fair market value of the Common Stock. To address this concern, the Company adopted an omnibus amendment on June 20, 2013 to amend the terms of all outstanding non-qualified employee stock options issued to existing employees under the Company’s 2011 Equity Plan (the “Omnibus Amendment”), including non-qualified stock options issued to Thomas Thees (the Company’s Chief Executive Officer), George O’Krepkie (the Company’s President), and John Ryan (the Company’s Chief Financial Officer and Chief Administrative Officer).  Additionally, the Company and Mr. O’Krepkie entered into the Amendment No.1 to Non-Qualified Stock Option Agreements (the “O’Krepkie Amendment”), dated as of June 20, 2013, pursuant to which the parties amended the terms of the non-qualified stock options issued to Mr. O’Krepkie on February 2, 2011.

Under the Omnibus Amendment and the O’Krepkie Amendment, the exercise price of the options subject to such amendments has been reduced to $8.35 per share, which is the most recent closing price as of the date of grant as reported on the OTCQB Marketplace. The number of shares, the terms of vesting, and the expiration date for each of the non-qualified stock options remain unchanged by such amendments.

The foregoing descriptions of the Omnibus Amendment and the O’Krepkie Amendment are summaries only and are qualified in their entirety by reference to the Omnibus Amendment and the O’Krepkie Amendment which are included as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Omnibus Amendment to Stock Options Under 2011 Equity Plan

10.2	Amendment No. 1 to Non-Qualified Stock Option Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2013

BONDS.COM GROUP, INC.

By:	/s/ John Ryan
Name:	John Ryan
Title:	Chief Financial Officer